UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of `1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

MONSTER ARTS INC.

(formerly known as Monster Offers)

(Name of Registrant As Specified in Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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(2)	Aggregate number of securities to which transaction applies:
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[ ]	Fee paid previously with preliminary materials

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MONSTER ARTS INC.

117 Calle de Los Molinos

San Clemente, California 92672

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation (the "Amendment") to increase the total authorized capital from 75,000,000 shares of common stock, par value $0.001, to 5,000,000,000 shares consisting of 4,980,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001 (the "Increase in Authorized Capital"). .

These actions were approved by written consent on July 19, 2013 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of July 19, 2013 have approved the Amendment and the Increase in Authorized Capital after carefully considering it and concluding that approving the Amendment and the Increase in Authorized Capital was in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about August 9, 2013.

For the Board of Directors of MONSTER ARTS INC.

By:	/s/ Wayne Irving II
Name: Wayne Irving II Title: Chief Executive Officer

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MONSTER ARTS INC.

117 Calle de Los Molinos

San Clemente, California 92672

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Monster Offers (the "Company") as of July 19, 2013 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Amendment and the Increase in Common Shares and the Creation of Preferred Shares.

"We," "us," "our," the “Registrant” and the "Company" refers to Monster Arts, Inc., a Nevada corporation

SUMMARY OF CORPORATE ACTIONS

ITEM 1.

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Monster Arts, Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to amend the articles of incorporation of the Company (the "Amendment") to effectuate an increase in the authorized capital from 75,000,000 shares of common stock to 5,000,000,000 shares consisting of 4,980,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock (the "Increase in Authorized Capital"). On July 19, 2013, the Company obtained the approval of the Amendment and the Increase in Authorized Capital by written consent of the stockholders that are the record owners of 21,377,597 shares of common stock, which represents an aggregate of approximately 65.72% of the voting power as of July 19, 2013. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) Wayne Irving II holding of record 6,439,136 shares (19.6%); (ii) Gecco Consulting Inc. holding of record 7,222,865 shares (21.9%); (iii) Brandon S. Chabner holding of record 2,412,125 shares (7.3%); (iv) Paul Gain holding of record 1,445,034 shares (4.4%); and (v) Jeffrey Weiss holding of record 4,946,753 shares (15.0%).

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The Amendment and the Increase in Authorized Capital cannot be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with Secretary of State of the State of Nevada with respect to the Amendment and the Increase in Authorized Capital. The amendment to the Articles of Incorporation is to effectuate the Increase in Authorized Capital.

The date on which this Information Statement will be sent to stockholders will be on or about August 9, 2013 and is being furnished to all holders of the common stock of the Company on record as of July 19, 2013.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Annual Report on Form 10-K for fiscal year ended December 31, 2012 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed by the Company during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (949) 542-6668. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment and the Increase in Authorized Capital. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 32,901,651 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 22,465,913 votes, which represents approximately 68.3% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Amendment and the Increase in Authorized Capital described herein in a unanimous written consent, dated July 19, 2013.

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PROPOSAL 1

AMENDMENT OF THE ARTICLES OF INCORPORATION TO

EFFECT INCREASE IN AUTHORIZED CAPITAL

Purpose and effect of the Increase in Authorized Capital

Common Stock

AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION

On July 19, 2013, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment the Company's Articles to increase the authorized share capital of the Company from 75,000,000 shares of common stock to 5,000,000,000 shares consisting of 4,980,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001 per share. The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, the business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

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The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current plans or arrangements to issue additional shares that will become authorized share capital of the Company pursuant to the Increase in Authorized Capital. Also, the Increase in Authorized Capital will result in an increase in the number of authorized but unissued shares of the Company's common stock, it may be construed as having an anti-takeover effect. Although the Increase in Authorized Capital is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

Preferred Stock

On July 19, 2013, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment to the Company's Articles to create an aggregate of 20,000,000 shares of preferred stock, $0.001 par value per share, which are designated as blank check preferred stock with the par value of $0.001 per share (the "Preferred Stock"). The purpose of this proposed increase in authorized share capital is to make available shares of Preferred Stock for issuance for general corporate purposes, the business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of Preferred Stock, which may include the seeking of additional equity financing through public or private offerings, or for other general corporate purposes. Creating the Preferred Stock will provide the Company with greater flexibility and allow the issuance of shares of Preferred Stock without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

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The 20,000,000 shares of Preferred Stock which as of the date of this Information Statement have not been designated will be deemed blank check. Pursuant to the Amendment, the Board of Directors of the Company will have the authority to issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shell be stated in the resolution of the Board of Directors without obtaining prior approval of the shareholders of the Company. As stated above the Board of Directors has considered potential uses of the additional authorized shares of Preferred Stock, which may include the seeking of additional equity financing through public or private offerings, or for other general corporate purposes. Creating the Preferred Stock will provide the Company with greater flexibility and allow the issuance of shares of Preferred Stock without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

Effective Time of the Amendment

We intend to file, as soon as practicable on or after the 20th day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Increase in Authorized Capital with the Secretary of State of Nevada. The Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Capital Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’ RECOMMENDATION

AND STOCKHOLDER APPROVAL

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On July 19, 2013, our board of directors voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to effect the Increase in Authorized Capital. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the change the name of the Company. Because holders of approximately 68.3% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to effect the Increase in Authorized Capita. The Amendment and the Increase in Authorized Capital will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

QUESTIONS AND ANSWERS REGARDING

THE PROPOSED INCREASE IN AUTHORIZED CAPITAL

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO EFFECT THE PROPOSED INCREASE IN AUTHORIZED CAPITAL?

A. All members of the board of directors have approved the proposal to authorize the board to effectuate the Increase in Authorized Capital as is in the best interests of the Company and the best interests of the current shareholders of the Company.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposals the affirmative vote of a majority of the potential votes cast as stock holders is required. Consents in favor of the proposals have already been received from shareholders holding a majority of the voting power of the Company.

Q. WHAT WILL I RECEIVE IF THE AMENDMENT IS COMPLETED?

A. Nothing. The Amendment will only modify the Articles of Incorporation.

Q. WHEN DO YOU EXPECT THE AMENDMENT TO BECOME EFFECTIVE?

A. The Amendment will become effective upon the filing of the Amendment with the Secretary of State of Nevada. We expect to file the Amendment with the Secretary of State of Nevada no less than 20 days after this Information Statement has been sent to you.

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Q. WHY AM I NOT BEING ASKED TO VOTE?

A. The holders of a majority of the issued and outstanding shares of our voting stock have already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q. WHAT DO I NEED TO DO NOW?

A. Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Wayne Irving II, Chief Executive Officer of the Company.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Increase in Authorized Capita. The securities that are entitled to vote to amend the Company's Articles of Incorporation consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on July 19, 2013, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to the Company's Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on July 19, 2013 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 32,901,651 shares of common stock authorized with a stated par value of $0.001, of which 22,465,913 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

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The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 68.3% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of the Company's Articles of Incorporation to authorize the Increase in Authorized Capital. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of July 19, 2013 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of July 19, 2013, there were 32,901,651 shares of common stock issued and outstanding.

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Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares of Common Stock (1)
Officers and Directors:
Wayne Irving II 248 W. Avenida Palizada #9 San Clemente, California 92672	6,439,136	19.6%
Vikram M. Pattarkine, Ph.D. 27665 Forbes Road Laguna Niguel, California 92677	253,554	0.07%
5% or Greater Beneficial Owner:
Brandon S. Chabner, Esq. (2) 329 2nd Place Manhattan Beach, California	2,450,060	7.4%
Jeffrey Weiss 1850 S. Avenue Suite 9B Yuma, Arizona 85364	4,946,752	15.0%
Gecco Consulting LLC (3) 248 W. Avenida Palizada #9 San Clemente, California 92672	7,222,865	21.9%
All Directors and Officers as a Group (2 persons) (4)	13,915,555	42.3%

(1)	Percent of Class is based on 32,901,651 shares issued and outstanding as of July 19, 2013.

(2)	Brandon S. Chabner, Esq., 27665 Forbes Road, Laguna Niguel, CA 92677. This number includes 37,935 shares owned by Mr. Chabner’s family trust.

(3)	Wayne Irving II is the sole manager and member of Gecco Consulting LLC, and has sole dispositive and voting power over the shares held by Gecco Consulting LLC.

(4)	This figure consists of 6,692,690 shares held of record by the two directors and 7,222,865 shares held indirectly by Wayne Irving II.

The applicable percentage of ownership for each beneficial owner is based on 32,901,651 shares of common stock outstanding as of July 19, 2013. In calculating the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock and the restatement of the par value of those shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

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FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Annual Report on Form 10-K for fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

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MONSTER OFFERS

117 Calle de Los Molinos

San Clemente, California 92672

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: August 8, 2013

By Order of the Board of Directors

/s/ Wayne Irving II

Chief Executive Officer and Director

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